UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 30, 2004

Date of Report (Date of earliest event reported)

HORIZON HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-13626	75-2293354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 WATERS RIDGE DRIVE

LEWISVILLE, TEXAS 75057-6011

(Address of principal executive offices and zip code)

(972) 420-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Company announced that on December 30, 2004 it entered into a long-term lease agreement of Laurelwood Hospital, a 160-bed psychiatric hospital located in Willoughby, Ohio, a suburb of Cleveland. The hospital was leased from Lake Hospital System, Inc. Lake Hospital System, Inc. is a non-profit health care provider operating two hospitals and other health care facilities in Lake County, Ohio.

The lease term commenced on January 1, 2005 and has an initial fifteen (15) year term that expires on December 31, 2019. The Company also has an option to extend the lease for an additional fifteen-year term. Rent under the lease during the initial lease term consists of quarterly rental payments of $200,433.23 payable in advance on the first day of January, April, July and October. In addition, the Company agreed to make a contribution to the Lake Hospital Foundation in the amount of $41,666.00 on December 31, 2007 and each December 31st thereafter to and including December 31, 2012.

A copy of the press release issued by the Company is attached as an exhibit to this report.

ITEM 9.01 EXHIBITS

(a) Exhibit 99.1 – Press Release dated December 30, 2004

(REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON HEALTH CORPORATION

Date: January 3, 2005	By:	/s/ John E. Pitts
John E. Pitts
Senior Vice President, Finance